                                                                     EXHIBIT 2.2


                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT





                                by and between

                             INFOSEEK CORPORATION

                            a Delaware Corporation

                                      and

                            THE WALT DISNEY COMPANY

                            a Delaware Corporation






                                 June 18, 1998

                                TABLE OF CONTENTS

                                                                                                               Page
     1.       Issuance and Sale of the Securities......................................................           1
     1.1      Issuance and Sale of Common Stock and Warrants...........................................           1
     1.2      Sale Closing.............................................................................           2
     1.3      Sale Closing Deliveries..................................................................           2

2.   Representations and Warranties of the Company.....................................................           3
     2.1      Organization, Standing and Power.........................................................           3
     2.2      Authority................................................................................           3
     2.3      Representations and Warranties Contained in the Merger Agreement.........................           4

3.   Representations and Warranties of the Purchaser...................................................           4
     3.1      Organization and Standing................................................................           4
     3.2      Authority................................................................................           4
     3.3      No Conflicts.............................................................................           4
     3.4      Brokers' and Finder's Fees...............................................................           5
     3.5      Purchase Entirely for Own Account........................................................           5
     3.6      Accredited Investor; Investment Experience...............................................           5
     3.7      Restricted Securities....................................................................           5
     3.8      Governance Agreement.....................................................................           6
     3.9      Legends..................................................................................           6

4.   Conditions to the Issuance and Sale of the Securities.............................................           6
     4.1      Conditions to Obligations of the Parties.................................................           6
     4.2      Additional Conditions of Purchaser's Obligations at Sale Closing.........................           7
     4.3      Additional Conditions of the Company's Obligations at the Sale Closing...................           7

5.   Additional Agreements.............................................................................           8
     5.1      Conduct of Company Prior to Closing......................................................           8
     5.2      Confidentiality..........................................................................           8
     5.3      Expenses.  ..............................................................................           8
     5.4      Public Disclosure........................................................................           8
     5.5      Regulatory Filings; Reasonable Efforts...................................................           8
     5.6      Additional Documents and Further Assurances..............................................           9

6.   Termination.......................................................................................           9

7.   Miscellaneous.....................................................................................           9
     7.1      Survival of Warranties...................................................................           9
     7.2      Transfer, Successors and Assigns.........................................................           9
     7.3      Governing Law............................................................................           9
     7.4      Counterparts.............................................................................           9
     7.5      Titles and Subtitles; Headings...........................................................           9
     7.6      Notices..................................................................................           9

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                               Page
                                                                                                               ----
     7.7      Attorneys' Fees..........................................................................          11
     7.8      Amendments and Waivers...................................................................          11
     7.9      Severability.............................................................................          11
     7.10     Entire Agreement.........................................................................          11
     7.11     Remedies.................................................................................          11
     7.12     Extension; Waiver........................................................................          11
     7.13     Mutual Drafting..........................................................................          11

                                   EXHIBITS

EXHIBIT A                  FORM OF WARRANT
EXHIBIT B                  FORM OF PROMISSORY NOTE
EXHIBIT C                  FORM OF REGISTRATION RIGHTS AGREEMENT
EXHIBIT D                  FORM OF TAX SHARING AGREEMENT

                                                                     EXHIBIT 2.2


                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT


     THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT (the "AGREEMENT") is made as of June 18, 1998 by and between Infoseek Corporation, a Delaware corporation (the "COMPANY") and The Walt Disney Company, a Delaware corporation (the "PURCHASER").

                                  WITNESSETH

     WHEREAS, Company and Disney Enterprises, Inc., a Delaware corporation ("DEI") and a subsidiary of Purchaser, have entered into that certain Agreement and Plan of Reorganization by and among DEI, the Company, Infoseek Corporation, a California corporation ("INFOSEEK") and Starwave Corporation ("STARWAVE"), a Washington corporation, of even date herewith (the "MERGER AGREEMENT") pursuant to which, among other things, certain transactions contemplated therein, including the execution of this Agreement, are contemplated.

     WHEREAS, upon the terms and subject to the conditions set forth herein, the Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to purchase from the Company, two million six hundred forty-two thousand (2,642,000) newly issued shares of Common Stock of the Company, no par value (the "SHARES") and a warrant to purchase fifteen million seven hundred twenty thousand (15,720,000) shares of Common Stock of the Company in substantially the form attached hereto as EXHIBIT A with terms and conditions as set forth therein (the "WARRANT") which Warrant shall be subject to the restrictions on exercise contained therein and contain an exercise price determined in accordance with the terms of the Warrant, in exchange for the Cash Consideration (as defined herein) payable in cash at the Sale Closing (as defined herein) and the Note Consideration (as defined herein) to be delivered at the Sale Closing.

     WHEREAS, the Company and the Purchaser desire to make certain representations and warranties in connection with the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the foregoing premises, the representations and warranties, covenants and other agreements hereinafter set forth, the mutual benefits to be gained by the performance thereof, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

     1.   ISSUANCE AND SALE OF THE SECURITIES.

          1.1  ISSUANCE AND SALE OF COMMON STOCK AND WARRANTS.  On the
Sale Closing Date and effective as of the Sale Closing (each as defined in SECTION 1.2 hereof), upon the terms and subject to the conditions of this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Shares and the Warrant in exchange for an aggregate purchase price of (a) cash consideration equal to the product of (i) two million six hundred forty-two thousand (2,642,000) and (ii) the Price Per Share (the "CASH CONSIDERATION") and (b) a promissory note in the principal amount of one hundred thirty-nine million dollars ($139,000,000) (the "NOTE CONSIDERATION") in the form attached hereto as EXHIBIT B with terms and conditions as set forth therein. The Shares and the Warrant shall hereinafter be referred to collectively as the "SECURITIES." The "PRICE PER SHARE" shall be equal to $26.50.

     1.2 SALE CLOSING. Subject to the satisfaction or waiver of the conditions set forth in Section 4 hereof and effective upon the Closing (as such term is defined in the Merger Agreement), the consummation of the transactions contemplated hereby pursuant to the terms and provisions hereof (the "SALE CLOSING") shall take place simultaneously with the Closing at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to in writing by the Company and the Purchaser. The date upon which the Sale Closing occurs shall be referred to herein as the "SALE CLOSING DATE."

     1.3  SALE CLOSING DELIVERIES.

          (a) PURCHASER. At the Sale Closing, on the terms and subject to the conditions set forth herein and in reliance on the representations and warranties, covenants and other agreements set forth herein, the Purchaser shall deliver, or cause to be delivered, to the Company each of the following:

               (i) the Cash Consideration payable by wire transfer of immediately available funds to an account or accounts designated in writing by the Company;

               (ii)   the Note Consideration; and

               (iii) such other agreements, instruments, certificates and other documents as may be necessary or reasonably appropriate to effectuate completely the transactions contemplated hereby.

          (b) COMPANY. At the Sale Closing, on the terms and subject to the conditions set forth herein and in reliance on the representations and warranties, covenants and other agreements set forth herein, the Company shall deliver, or cause to be delivered, to the Purchaser each of the following:

                    (i) a certified copy of the Company's current Certificate of Incorporation as filed with the Secretary of State of Delaware and a Certificate of Good Standing for the Company from the Secretary of State of Delaware;

                    (ii) an executed copy of the certificate signed by the Chief Executive Officer of the Company described in Section 4.2(c);

                    (iii) certificate(s) representing the Shares, validly executed by the appropriate duly authorized officers of the Purchaser registered in the name of the Purchaser or any Purchaser Controlled Corporation as such term is defined in that certain Governance Agreement by and among the Company, Infoseek, DEI and the Purchaser of even date herewith (the "GOVERNANCE AGREEMENT");

                    (iv)   the executed Warrant;

                    (v) a Registration Rights Agreement by and between the Company and the Purchaser (the "REGISTRATION RIGHTS AGREEMENT") and Tax Sharing Agreement by and between the Company and the Purchaser (the "TAX SHARING AGREEMENT") substantially in the forms attached hereto as EXHIBIT C and EXHIBIT D, respectively, duly executed by the parties thereto; and

                    (vi) such other agreements, instruments, certificates and other documents as may be necessary or reasonably appropriate to effectuate completely the transactions contemplated hereby.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser as follows:

     2.1 ORGANIZATION, STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as such term in defined in the Merger Agreement) on the ability of the Company to consummate the transactions contemplated hereby. The Company has made available a true and correct copy of the Certificate of Incorporation and Bylaws of the Company, as amended to date, to counsel for the Purchaser.

     2.2 AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and, upon the Sale Closing, the Warrant and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and, upon the Sale Closing, the Warrant and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of Parent to authorize the Agreement, the Warrant and the transactions contemplated hereby and thereby, subject only to the approval of this Agreement by the Company's stockholders. This Agreement has been duly executed and delivered by the Company and constitutes or, in the case of the Warrant, when executed will constitute, a valid and binding obligation of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies. The execution and delivery by the Company of this Agreement and, upon the Sale Closing, the Warrant do not, and the performance and consummation of the transactions contemplated hereby and thereby will not result in any conflict with (i) any provisions of its Certificate of Incorporation or Bylaws, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company is subject or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body (as such term is defined in the Merger Agreement) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the Warrant or the consummation of the transactions contemplated hereby or thereby, except
(x) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (y) any applicable filings required under the HSR Act (as such term is defined in the Merger Agreement).

          2.3 REPRESENTATIONS AND WARRANTIES CONTAINED IN THE MERGER AGREEMENT. The Company herein makes the representation and warranties made in Sections 3.2, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12 and 3.15 of the Merger Agreement
as if such Representations and Warranties were set forth in this Agreement, each as qualified by the Parent Disclosure Schedule provided in connection with the Merger Agreement, and each using the defined terms as set forth in the Merger Agreement.

     3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company that:

          3.1 ORGANIZATION AND STANDING. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          3.2 AUTHORITY. The Purchaser has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery by the Purchaser of this Agreement, the performance by the Purchaser of its obligations hereunder, and the consummation by the Purchaser of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and constitutes the valid and binding obligation of the Purchaser enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by principles of general application relating to bankruptcy, insolvency, creditor's rights, and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies.

          3.3 NO CONFLICTS. The execution and delivery by the Purchaser of this Agreement, the performance by the Purchaser of its obligations hereunder, and the consummation by the Purchaser of the transactions contemplated hereby, will not (i) give rise to any conflict, violation, default, termination, cancellation, modification, acceleration or loss under (A) any provision of the Restated Certificate of Incorporation or Bylaws of the Purchaser, or (B) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations, modifications, accelerations or losses which would not have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated hereby, or (ii) violate any order, injunction, judgment, ruling, law or regulation of any governmental authority applicable to the Purchaser or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or any third party, including, without limitation, a party to any agreement with the Purchaser, is required by or with respect to the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement, the performance by the Purchaser of its obligations hereunder, and the consummation by the Purchaser of the transactions contemplated hereby, except for (x) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities and antitrust laws and (y) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated hereby.

          3.4 BROKERS' AND FINDER'S FEES. The Purchaser has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, or the consummation of the transactions contemplated hereby.

          3.5 PURCHASE ENTIRELY FOR OWN ACCOUNT. Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale, distribution or offering of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          3.6 ACCREDITED INVESTOR; INVESTMENT EXPERIENCE. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Securities, it is able to bear the economic consequences thereof, and it qualifies as an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Purchaser is experienced in evaluating and investing in securities of emerging publicly traded high technology companies and acknowledges that it can bear the economic risk of its investment. Purchaser is a "U.S. Person" as that term is defined in the Internal Revenue Code of 1986, as amended, and has not been formed for the specific purpose of acquiring the Securities.

          3.7 RESTRICTED SECURITIES. Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act or any state securities ("BLUE SKY") law, by reason of a specific exemption from the registration provisions of the Securities Act and the applicable Blue Sky laws, which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein. Such Purchaser understands that as such the Securities are characterized as "restricted securities" under the

Securities Act and that under the Securities Act and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          3.8 GOVERNANCE AGREEMENT. The Securities shall be subject to the restrictions contained in the Governance Agreement.

          3.9 LEGENDS. It is understood that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

               (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT A PROPOSED TRANSFER OR SALE IS IN COMPLIANCE WITH THE ACT, EXCEPT THAT NO SUCH OPINION SHALL BE REQUIRED FOR TRANSFERS OR SALES PURSUANT TO REGISTRATION UNDER THE ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDERS OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION."

               (b) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND VOTING CONTAINED IN A GOVERNANCE AGREEMENT WHICH MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL OFFICES OF THE CORPORATION."

               (c) Any legend required by the laws of the State of Delaware or the State of California, including any legend required by the California Department of Corporations.

               (d) Any legend required by the Blue Sky laws of any other state to the extent such laws are applicable to the shares represented by the certificate so legended.

      4.  CONDITIONS TO THE ISSUANCE AND SALE OF THE SECURITIES.

          4.1 CONDITIONS TO OBLIGATIONS OF THE PARTIES. The respective obligations of each party to this Agreement shall be subject to the satisfaction at or prior to the Sale Closing Date of the following conditions:

                    (a) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the sales contemplated hereby, which makes the consummation of such sales unlawful, void, voidable or unenforceable under applicable law, rules and regulations of any governmental authority, domestic or foreign.

               (b) GOVERNMENT APPROVALS. The Company and Purchaser shall have obtained all other authorizations, consents, orders and approvals required from or of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Body required for the consummation of the transactions contemplated by this Agreement.

               (c) GOVERNANCE AGREEMENT. The Governance Agreement shall continue to be in full force and effect.

               (d)  STOCKHOLDER APPROVAL.   This Agreement and the Warrant shall
          have been approved and adopted, and the issuance of the securities shall have been duly approved, by the requisite vote under applicable law, by the shareholders of Infoseek, a California corporation.

          4.2 ADDITIONAL CONDITIONS OF PURCHASER'S OBLIGATIONS AT SALE CLOSING. The obligations of the Purchaser to the Company under this Agreement are additionally subject to the fulfillment on or before the Closing, of each of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true in all material respects on and as of the Sale Closing Date with the same effect as though such representations and warranties had been made on and as of the Sale Closing Date.

               (b) PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Sale Closing Date.

               (c) OFFICER'S CERTIFICATE. The Company shall have provided a certificate signed by the Chief Executive Officer of the Company to the effect that the conditions contained in Sections 4.2(a) and 4.2(b) have been met.

          (d) MERGER COMPLETED. The conditions of DEI's obligations in the Merger Agreement shall have been satisfied or waived and the Merger (as defined in the Merger Agreement) shall have been effected.

          4.3 ADDITIONAL CONDITIONS OF THE COMPANY'S OBLIGATIONS AT THE SALE CLOSING. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Sale Closing, of each of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in Section 3 shall be true in all material respects on and as of the Sale Closing Date with the same effect as though such representations and warranties had been made on and as of the Sale Closing Date.

          (b) MERGER COMPLETED. The conditions of the Company's obligations in the Merger Agreement shall have been satisfied or waived and the Merger (as defined in the Merger Agreement) shall have been effected.

      5.  ADDITIONAL AGREEMENTS.


          5.1  CONDUCT OF COMPANY PRIOR TO CLOSING.   The Company agrees that it
shall not take any action inconsistent with Infoseek obligations under subsection 4.1(b) of the Merger Agreement.

          5.2 CONFIDENTIALITY. Both parties hereby agree that the information obtained in any investigation pursuant to Section 5.3 of the Merger Agreement, or pursuant to the negotiation and execution of this Agreement or any of the transactions contemplated hereby shall be governed by the terms of the Confidential Disclosure Agreement effective as of on or about February 17, 1998 by and between the Purchaser and Infoseek.

          5.3 EXPENSES. Except as expressly set forth in the Merger Agreement and the Registration Rights Agreement, whether or not this Agreement and the transactions contemplated hereby are consummated, all expenses incurred by party in connection with the transactions contemplated by this transactions contemplated hereby, including without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

          5.4 PUBLIC DISCLOSURE. The Company and the Purchaser shall consult with each other and DEI and Starwave (and in accordance with Section 5.6 of the Merger Agreement) before issuing any press release or otherwise making any public statements with respect to the Merger Agreement, the Merger (as such term is defined in the Merger Agreement), this Agreement or any of the transactions contemplated by the foregoing and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law, the Nasdaq Stock

Market (as such term is defined in the Merger Agreement), or any listing agreement with a national securities exchange.

          5.5 REGULATORY FILINGS; REASONABLE EFFORTS. The Company and the Purchaser will participate in and assist in the preparation of the filings and actions contemplated by Section 5.14 of the Merger Agreement, including with respect to the transactions contemplated herein. The parties hereto each shall promptly (a) supply DEI and Starwave and each other with any information which may be required to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ, or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

          5.6 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

      6. TERMINATION. This Agreement shall terminate and the transactions contemplated hereby abandoned at any time prior to the Closing if the Merger Agreement is terminated pursuant to its terms, in such case the termination of this Agreement shall be as of the time of such termination.

      7.  MISCELLANEOUS.

          7.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall not survive the execution and delivery of this Agreement and the Sale Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company.

          7.2 TRANSFER, SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          7.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          7.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          7.5 TITLES AND SUBTITLES; HEADINGS. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The table of contents and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement, or any of the terms and provisions hereof.

          7.6 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by a recognized commercial overnight delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (i)  if to the Purchaser, to: The Walt Disney Company
                                        500 South Buena Vista Street
                                        Burbank, CA  91521
                                        Attention: General Counsel
                                        Telephone No.: (818) 560-7707
                                        Facsimile No.: (818) 563-1766

          with a copy to:               The Walt Disney Company
                                        500 South Buena Vista Street
                                        Burbank, CA  91521
                                        Attention: Chief Financial Officer
                                        Telephone No.: (818) 560-6977
                                        Facsimile No.: (818) 846-8726

          with a copy to:               O'Melveny & Myers LLP
                                        400 S. Hope Street
                                        Los Angeles, CA 90071
                                        Attention: C. James Levin, Esq.
                                        Telephone No.: (213) 430-6578
                                        Facsimile No.: (213) 430-6407

          with a copy to:               Dewey Ballentine LLP
                                        1775 Pennsylvania Avenue, N.W.
                                        Washington, D.C.  20006-4605
                                        Attention:  Joseph M. Pari, Esq.
                                        Telephone No.: (202) 862-4516
                                        Facsimile No.: (202) 862-1093

          (ii) if to the Company, to:   Infoseek Corporation
                                        1399 Moffett Park Drive
                                        Sunnyvale, CA  94089
                                        Attention: Andrew E. Newton, Esq.
                                        Telephone No: (408) 543-6000
                                        Facsimile No: (408) 734-9350

               with a copy to:          Wilson Sonsini Goodrich & Rosati,
                                        Professional Corporation
                                        650 Page Mill Road
                                        Palo Alto, CA  94304-1050
                                        Attn: David J. Segre, Esq.
                                        Telephone: (650) 493-9300
                                        Facsimile: (650) 493-6911

          7.7 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          7.8 AMENDMENTS AND WAIVERS. Any term of this Agreement amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section shall be binding upon each transferee of any Securities, each future holder of all such Securities, and the Company.

          7.9 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          7.10 ENTIRE AGREEMENT. This Agreement and the exhibits hereto, together with that certain Governance Agreement between the Company and the Purchaser of even date herewith, the Warrant, the Note, the Registration Rights Agreement and the Tax Sharing Agreement, constitute the entire Agreement between the parties hereto pertaining to the purchase of the Securities.

          7.11 REMEDIES. The Purchaser and the Company agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and each hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. Accordingly, it is agreed that the Company or the Purchaser, as the case may be, shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof. Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under the Agreement.

          7.12 EXTENSION; WAIVER. At any time, the Purchaser and the Company may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

          7.13 MUTUAL DRAFTING. Both parties waive the application of any law, resolution, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Common Stock and Warrant Purchase Agreement as of the date first above written.


COMPANY:

INFOSEEK CORPORATION


By:  /s/ Harry M. Motro
   ------------------------------------------
   Harry M. Motro
   President and Chief Executive Officer


PURCHASER:

THE WALT DISNEY COMPANY


By:  /s/ John R. Ball
   ------------------------------------------
     John R. Ball
     Vice President


                 [COMMON STOCK AND WARRANT PURCHASE AGREEMENT]

                                   EXHIBIT A

                                FORM OF WARRANT

                                   EXHIBIT B

                            FORM OF PROMISSORY NOTE

                                   EXHIBIT C

                     FORM OF REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT D

                         FORM OF TAX SHARING AGREEMENT